UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

July 18, 2005

KOSAN BIOSCIENCES INCORPORATED

(Exact name of registrant specified in its charter)

DELAWARE	000-31633	94-3217016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3832 BAY CENTER PLACE HAYWARD, CA 94545

(Address of principal executive offices) (Zip Code)

REGISTRANT’S TELEPHONE, INCLUDING AREA CODE: (510) 732-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under an of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On July 18, 2005, Kosan Biosciences Incorporated (the “Company”) entered into a $35 million secured line of credit facility with Silicon Valley Bank (“Bank”), a subsidiary of SVB Financial Group. Under the line of credit, the Company may make up to two draws through May 31, 2006. The initial draw by the Company must be at least $15 million. Each drawdown converts to a five-year term loan having a 24-month period of interest-only payments followed by fixed principal and interest payments based on an 84-month amortization schedule and a balloon payment at the end of the five-year period equal to 9.6% of the principal amount of the loan. Loans under the line of credit will bear interest at a rate equal to the greater of 4.4% or the United States five-year Treasury note yield to maturity as of the date of the initial drawdown plus 0.5%. In the event the Company draws down less than $35 million by May 31, 2006, the Company will be required to pay 0.75% of the unused amount of the credit facility.

The line of credit is secured by all of the Company’s assets, excluding intellectual property. The credit facility contains financial covenants, including covenants requiring the Company to maintain: a ratio of cash and cash equivalents, investments and eligible accounts to the aggregate principal amount outstanding under the line of credit of at least 1.3 to 1; at least six months “remaining months liquidity,” which is calculated by dividing (i) cash and cash equivalents, investments and eligible accounts by (ii) the Company’s cash burn calculated on a rolling three-month basis; and aggregate balances in its investment and operating accounts with Bank or SVB Asset Management equal to the lesser of (a) the amount of the aggregate outstanding principal amount under the line of credit plus $5 million; and (b) 85% of the Company’s aggregate cash and investment account balances. The credit facility contains customary default provisions, including Bank’s right to accelerate all obligations of the Company upon the Company’s default.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the description of the Company’s $35 million line of credit under Item 1.01, which description is incorporated herein by reference.

Item 9.01. – Financial Statements and Exhibits

Exhibit	Description
99.1	Press Release dated July 18, 2005, relating to the Company’s $35.0 million line of credit agreement with Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOSAN BIOSCIENCES INCORPORATED
(Registrant)

By	/s/ Daniel V. Santi
Daniel V. Santi, M.D., Ph.D.
Chairman and Chief Executive Officer

Dated: July 18, 2005

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated July 18, 2005, relating to the Company’s $35.0 million line of credit agreement with Silicon Valley Bank.